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FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports First Quarter Fiscal 2017 Results

HOUSTON, TX - January 25, 2017 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its sixteen-week first quarter fiscal 2017, which ended on December 21, 2016. Comparisons in this press release for the first quarter fiscal 2017 are referred to as “first quarter.”

First Quarter Key Metrics

•	Opened four Fuddruckers franchise locations: two domestic and two international

•	Capital expenditures decreased $0.7 million in the first quarter compared to the first quarter fiscal 2016

•	Same-store sales decreased 2.3%

Chris Pappas, President and CEO, commented, “We continue to execute our operational plans and initiatives to drive guest satisfaction. While we are not satisfied with our first quarter results, and despite the continued challenges that are pressuring sales throughout the restaurant industry, we remain optimistic in our ability to demonstrate improvement over the long term. Most importantly, our entire team remains focused on providing an enhanced guest experience at each of our brands to change the trajectory of our business and drive shareholder value."

Same-Store Sales Year-Over-Year Comparison

	Quarter Ended		Four Quarters Ended
	December 21, 2016	December 16, 2015	August 31, 2016
	Q1 2017(3)	Q1 2016(3)	Fiscal 2016(3)
	(16 weeks vs 16 weeks)	(16 weeks vs 16 weeks)	(52 weeks vs 52 weeks)
Luby’s Cafeterias	(2.2)%	1.2%	1.1%
Fuddruckers Restaurants	(1.6)%	1.3%	0.0%
Cheeseburger in Paradise	(7.8)%	5.5%	0.8%
Combo locations (1)	(2.3)%	(1.3)%	(1.4)%
Total same-store sales (2)	(2.3)%	1.4%	0.7%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the first quarter, there were 86 Luby’s Cafeterias, 58 Fuddruckers Restaurants, 5 Combo locations, and 8 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)	Q1 2017, Q1 2016, and fiscal 2016 same-store sales reflect the change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

First Quarter Restaurant Sales:
($ thousands)

	Quarter Ended
Restaurant Brand	December 21, 2016	December 16, 2015	Change	Change (%)
	(16 weeks)	(16 weeks)	(16 weeks vs 16 weeks)
Luby’s Cafeterias	$68,339	$70,905	$(2,566)	(3.6)%
Fuddruckers	28,748	30,880	(2,132)	(6.9)%
Combo locations	6,626	7,020	(394)	(5.6)%
Cheeseburger in Paradise	4,369	4,741	(372)	(7.8)%
Total Restaurant Sales	$108,082	$113,546	$(5,464)	(4.8)%

•	Restaurant sales in the first quarter decreased to $108.1 million, a decrease of 4.8% versus the first quarter fiscal 2016.

•
Luby’s Cafeterias sales decreased $2.6 million versus the first quarter fiscal 2016, due to the closure of two locations and a 2.2% decrease in Luby’s same-store sales. The 2.2% decrease was the result of a 1.4% decrease in guest traffic and a 0.8% decrease in average spend per guest.

•
Fuddruckers sales at company-owned restaurants decreased $2.1 million versus the first quarter fiscal 2016, due to six restaurant closings (five on a permanent basis and one on a temporary basis for remodeling) and a 1.6% decrease in same-store sales, offset by the opening of three Fuddruckers locations. The 1.6% decrease in same-store sales was the result of a 2.7% decrease in guest traffic offset by a 1.1% increase in average spend per guest.

•
Combo location sales decreased $0.4 million and represented 6.1% of total restaurant sales in the first quarter. Our sixth Combo location opened in the third quarter fiscal 2015 with a high volume of sales which was sustained through the first quarter fiscal 2016, creating a challenging comparison for first quarter fiscal 2017. The $0.4 million decrease in Combo location sales was due to that comparison and a 2.3% same-store sales decrease at the other five Combo locations.

•	Cheeseburger in Paradise sales decreased $0.4 million, or 7.8%, compared to a significant prior year same-store sales increase of 5.5%.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $12.6 million, or 11.7% of restaurant sales, in the first quarter compared to $16.8 million, or 14.8% of restaurant sales, during the first quarter fiscal 2016. Lower sales volumes coupled with higher other operating expenses and higher average hourly wage rates as well as the fixed cost component of payroll and related costs (mainly management labor) led to this decrease in store level profitability. Store level profit is a non-GAAP measure, and reconciliation to income from continuing operations is presented after the financial statements.

•
Culinary Contract Services revenues decreased to $4.3 million with 23 operating locations during the first quarter compared to $4.9 million with 28 operating locations during the first quarter fiscal 2016. Culinary Contract Services profit was 11.3% of Culinary Contract Services sales in the first quarter compared to 10.0% in the first quarter fiscal 2016.

•
Franchise revenue decreased $254 thousand, or 12.0%, in the first quarter compared to first quarter fiscal 2016. The decrease included (1) a $151 thousand decrease in franchise royalties due in part to the closure of franchise locations, lower international royalty income, and same-store sales declines at franchise locations and (2) an approximate $103 thousand decrease in non-royalty related fee income due to fewer openings in the first quarter compared to the first quarter fiscal 2016. In the first quarter, franchisees opened two U.S. locations (in Pennsylvania and South Carolina) and two international locations (in Panama and the Dominican Republic). Four locations also closed during the first quarter.

•
Income from continuing operations was a loss of $5.5 million, or a loss of $0.19 per diluted share, compared to a loss of $1.7 million, or a loss of $0.06 per diluted share, in the first quarter fiscal 2016. Excluding special items, loss from continuing operations was $5.3 million, or a loss of $0.18 per diluted share, in the first quarter compared to a loss of $1.9 million, or a loss of $0.07 per diluted share, in the first quarter fiscal 2016.

Reconciliation of Loss from continuing operations to Loss from continuing operations, before special items (1,2):

	Q1 FY2017		Q1 FY2016
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(5,514)	$(0.19)	$(1,739)	$(0.06)
Less: Net loss (gain) on disposition of property and equipment, and provision for asset impairments	246	0.01	(184)	(0.01)
Loss from continuing operations, before special items	$(5,268)	$(0.18)	$(1,923)	$(0.07)

(1)
We use loss from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax (adjustments assume an effective 34% tax rate).

Balance Sheet and Capital Expenditures

We ended the first quarter with a debt balance outstanding of $39.4 million, up from $37.0 million at the end of fiscal 2016. During the first quarter, our capital expenditures were $5.0 million, compared to $5.7 million in the first quarter fiscal 2016. At the end of the first quarter, we had $1.4 million in cash and $160.6 million in total shareholders’ equity.

Restaurant Counts:

	August 31, 2016	FY17Q1 Openings	FY17Q1 Closings	December 21, 2016
Luby’s Cafeterias(1)	91	—	—	91
Fuddruckers Restaurants(1)	75	—	(2)	73
Cheeseburger in Paradise	8	—	—	8
Other restaurants(2)	1	—	—	1
Total	175	—	(2)	173

(1)	Includes 6 restaurants that are part of Combo locations

(2)	Other restaurants include one Bob Luby’s Seafood Grill
Conference Call

Luby’s will host a conference call on January 26, 2017 at 10:00 a.m. Central Time to discuss further its first quarter fiscal 2017 results. To access the call live, dial (412) 902-0030 and use the access code 13652944
# at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through February 2, 2017 and may be accessed by calling (201) 612-7415 and using the access code 13652944#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 173 restaurants nationally: 91 Luby’s Cafeterias, 73 Fuddruckers, 8 Cheeseburger in Paradise and one Bob Luby’s Seafood Grill. Luby's is the franchisor for 114 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Italy, the Dominican Republic, Panama, and Colombia. Additionally, a licensee operates 34 restaurants with the exclusive right to use the Fuddruckers proprietary marks, trade dress, and system in certain countries in the Middle East. The Company does not receive revenue or royalties from these Middle East restaurants. Luby's Culinary Contract Services provides food service management to 23 sites consisting of healthcare and corporate dining locations.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended
	December 21, 2016	December 16, 2015
	(16 weeks)	(16 weeks)
SALES:
Restaurant sales	$108,082	$113,546
Culinary contract services	4,297	4,915
Franchise revenue	1,871	2,125
Vending revenue	159	158
TOTAL SALES	114,409	120,744
COSTS AND EXPENSES:
Cost of food	30,850	32,434
Payroll and related costs	38,673	39,424
Other operating expenses	19,648	18,421
Occupancy costs	6,475	6,642
Opening costs	165	397
Cost of culinary contract services	3,811	4,422
Cost of franchise operations	580	612
Depreciation and amortization	6,550	7,014
Selling, general and administrative expenses	13,759	13,243
Provision for asset impairments	287	—
Net loss (gain) on disposition of property and equipment	85	(279)
Total costs and expenses	120,883	122,330
LOSS FROM OPERATIONS	(6,474)	(1,586)
Interest income	1	1
Interest expense	(602)	(696)
Other income (expense), net	103	(118)
Loss before income taxes and discontinued operations	(6,972)	(2,399)
Benefit for income taxes	(1,458)	(660)
Loss from continuing operations	(5,514)	(1,739)
Loss from discontinued operations, net of income taxes	(72)	(72)
NET LOSS	$(5,586)	$(1,811)
Loss per share from continuing operations:
Basic	$(0.19)	$(0.06)
Assuming dilution	$(0.19)	$(0.06)
Loss per share from discontinued operations:
Basic	$(0.00)	$(0.00)
Assuming dilution	$(0.00)	$(0.00)
Net loss per share:
Basic	$(0.19)	$(0.06)
Assuming dilution	$(0.19)	$(0.06)
Weighted average shares outstanding:
Basic	29,339	29,133
Assuming dilution	29,339	29,133

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended
	December 21, 2016	December 16, 2015
	(16 weeks)	(16 weeks)
Restaurant sales	94.5%	94.0%
Culinary contract services	3.8%	4.1%
Franchise revenue	1.6%	1.8%
Vending revenue	0.1%	0.1%
TOTAL SALES	100.0%	100.0%

COSTS AND EXPENSES:

(As a percentage of restaurant sales)
Cost of food	28.5%	28.6%
Payroll and related costs	35.8%	34.7%
Other operating expenses	18.2%	16.2%
Occupancy costs	6.0%	5.8%
Vending revenue	(0.1)%	(0.1)%
Store level profit	11.7%	14.8%

(As a percentage of total sales)
Marketing and advertising expenses	2.0%	1.5%
General and administrative expenses	10.0%	9.5%
Selling, general and administrative expenses	12.0%	11.0%
LOSS FROM OPERATIONS	(5.7)%	(1.3)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	December 21, 2016	August 31, 2016
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,413	$1,339
Trade accounts and other receivables, net	5,665	5,919
Food and supply inventories	5,036	4,596
Prepaid expenses	3,264	3,147
Assets related to discontinued operations	—	1
Deferred income taxes	419	540
Total current assets	15,797	15,542
Property held for sale	5,235	5,522
Assets related to discontinued operations	3,122	3,192
Property and equipment, net	191,957	193,218
Intangible assets, net	20,630	21,074
Goodwill	1,605	1,605
Deferred income taxes	10,396	8,738
Other assets	3,506	3,334
Total assets	$252,248	$252,225
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$16,883	$17,539
Liabilities related to discontinued operations	384	412
Current portion of credit facility debt	2,450	—
Accrued expenses and other liabilities	27,450	23,752
Total current liabilities	47,167	41,703
Credit facility debt, less current portion	36,622	37,000
Liabilities related to discontinued operations	16	17
Other liabilities	7,843	7,752
Total liabilities	$91,648	$86,472
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; shares issued were 29,461,030 and 29,325,754, respectively; shares outstanding were 28,961,030 and 28,825,754, respectively	9,428	9,421
Paid-in capital	30,774	30,348
Retained earnings	125,173	130,759
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	160,600	165,753
Total liabilities and shareholders’ equity	$252,248	$252,225

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Quarter Ended
	December 21, 2016	December 16, 2015
	(16 weeks)	(16 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,586)	$(1,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Net loss (gain) on disposition of property and equipment	372	(279)
Depreciation and amortization	6,550	7,021
Amortization of debt issuance cost	67	148
Share-based compensation expense	433	520
Deferred tax benefit	(1,466)	(927)
Cash provided by operating activities before changes in operating assets and liabilities	370	4,672
Changes in operating assets and liabilities:
Decrease in trade accounts and other receivables	254	226
Increase in food and supply inventories	(440)	(968)
Decrease (Increase) in prepaid expenses and other assets	(59)	364
Increase in accounts payable, accrued expenses and other liabilities	3,116	2,049
Net cash provided by operating activities	3,241	6,343
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	38	1,916
Decrease in notes receivable	—	17
Purchases of property and equipment	(4,980)	(5,729)
Net cash used in investing activities	(4,942)	(3,796)
CASH FLOWS FROM FINANCING ACTIVITIES:
Credit facility borrowings	45,700	27,000
Credit facility repayments	(78,300)	(29,500)
Proceeds from term loan	35,000	—
Debt issuance costs	(625)	(42)
Proceeds received on the exercise of employee stock options	—	75
Net cash provided by (used in) financing activities	1,775	(2,467)
Net increase in cash and cash equivalents	74	80
Cash and cash equivalents at beginning of period	1,339	1,501
Cash and cash equivalents at end of period	$1,413	$1,581
Cash paid for:
Income taxes	$—	$—
Interest	478	520

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to income (loss) from continuing operations, a GAAP measure:

	Quarter Ended
	December 21, 2016	December 16, 2015
	(16 weeks)	(16 weeks)

Store level profit	$12,595	$16,783

Plus:
Sales from culinary contract services	4,297	4,915
Sales from franchise operations	1,871	2,125

Less:
Opening costs	165	397
Cost of culinary contract services	3,811	4,422
Cost of franchise operations	580	612
Depreciation and amortization	6,550	7,014
Selling, general and administrative expenses	13,759	13,243
Provision for asset impairments	287	—
Net loss (gain) on disposition of property and equipment	85	(279)
Interest income	(1)	(1)
Interest expense	602	696
Other income (expense), net	(103)	118
Provision (benefit) for income taxes	(1,458)	(660)
Income (loss) from continuing operations	$(5,514)	$(1,739)

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments, non-cash compensation expense, and other income (expense).
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended
	December 21, 2016	December 16, 2015
	(16 weeks)	(16 weeks)
Loss from continuing operations	$(5,514)	$(1,739)
Depreciation and amortization	6,550	7,014
Benefit for income taxes	(1,458)	(660)
Interest expense	602	696
Interest income	(1)	(1)
Other expense (income), net	(103)	118
Net loss (gain) on disposition of property and equipment	85	(279)
Provision for asset impairments	287	—
Non-cash compensation expense	577	529
Adjusted EBITDA	$1,025	$5,678